400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy Bonang, (617) 796-8350
Manager of Investor Relations
www.snhreit.com

Senior Housing Properties Trust Results for the Periods Ended June 30, 2006

Newton, MA (August 3, 2006): Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and six months ended June 30, 2006.

Results for the quarter ended June 30, 2006:

Income from continuing operations was $12.7 million, or $0.18 per share, for the quarter ended June 30, 2006, compared to $14.3 million, or $0.21 per share, for the quarter ended June 30, 2005. Income from continuing operations for the quarter ended June 30, 2006, includes an impairment loss of $1.4 million, or $0.02 per share, relating to three nursing home properties that are held for sale. It also includes a loss on early extinguishment of debt of $1.3 million, or $0.02 per share, related to the $28.2 million redemption of all of SNH’s 10.125% junior subordinated debentures. In addition, income from continuing operations for the quarter ended June 30, 2006 includes $320,000 of legal costs related to SNH’s litigation with HealthSouth Corporation, compared to $500,000 of similar legal costs for the quarter ended June 30, 2005.

Net income was $12.7 million, or $0.18 per share, for the quarter ended June 30, 2006, compared to $15.0 million, or $0.22 per share for the quarter ended June 30, 2005. Net income for the quarter ended June 30, 2005, included a gain on sale of properties of $717,000, or $0.01 per share.

Funds from operations (FFO) for the quarter ended June 30, 2006, were $27.8 million, or $0.39 per share. This compares to FFO for the quarter ended June 30, 2005, of $25.9 million, or $0.38 per share. FFO for the quarters ended June 30, 2006 and 2005 include the HealthSouth litigation costs described above.

The weighted average number of common shares outstanding were 71.8 million and 68.5 million for the quarters ended June 30, 2006 and 2005, respectively.

Results for the six months ended June 30, 2006:

Income from continuing operations was $28.4 million, or $0.39 per share, for the six months ended June 30, 2006, compared to $28.2 million, or $0.41 per share, for the six months ended June 30, 2005. Income from continuing operations for the six months ended June 30, 2006, includes an impairment loss of $1.4 million, or $0.02 per share, relating to three nursing home properties that are held for sale. It also includes a loss on early extinguishment of debt of $1.3 million, or $0.02 per share, related to the redemption of all of SNH’s $28.2 million of 10.125% junior subordinated debentures. In addition, income from continuing operations for the six months ended June 30, 2006 includes $710,000 of legal costs related to SNH’s litigation with HealthSouth Corporation, compared to $900,000 of similar legal costs for the six months ended June 30, 2005.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

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Net income was $28.4 million, or $0.39 per share, for the six months ended June 30, 2006, compared to $28.9 million, or $0.42 per share for the six months ended June 30, 2005. Net income for the six months ended June 30, 2005, included a gain on sale of properties of $717,000, or $0.01 per share.

Funds from operations (FFO) for the six months ended June 30, 2006, were $55.5 million, or $0.77 per share. This compares to FFO for the six months ended June 30, 2005, of $51.3 million, or $0.75 per share. FFO for the six months ended June 30, 2006 and 2005 include the HealthSouth litigation costs described above.

The weighted average number of common shares outstanding were 71.8 million and 68.5 million for the six months ended June 30, 2006 and 2005, respectively.

Conference Call:

On Thursday, August 3, 2006, at 1:00 p.m. (EDT), David J. Hegarty, president and chief operating officer, and John R. Hoadley, treasurer and chief financial officer, will host a conference call to discuss the results for the second quarter ended June 30, 2006. The conference call telephone number is 1-800-810-0924. Participants calling from outside the United States and Canada should dial 913-981-4900. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through August 9, 2006. To hear the replay, dial 719-457-0820. The replay pass code is 9436754.

A live audio web cast of the conference call will also be available in listen only mode on the SNH web site. Participants wanting to access the webcast should visit the SNH web site at www.snhreit.com about five minutes before the call. The archived webcast will be available for replay on the SNH web site for about one week after the call.

Supplemental Data:

A copy of SNH’s Second Quarter 2006 Supplemental Operating and Financial Data is available for download from the SNH web site, www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 188 senior living properties located in 32 states. SNH is headquartered in Newton, Massachusetts.

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Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Rental income(1)	$40,921	$39,094	$81,744	$77,982
Interest and other income	355	511	701	850

Total revenues	41,276	39,605	82,445	78,832

Expenses:
Interest	11,546	11,443	22,917	22,675
Depreciation	10,922	10,759	21,653	21,505
General and administrative(2)	3,383	3,087	6,783	6,480
Impairment of assets	1,420	-	1,420	-
Loss on early extinguishment of debt(3)	1,319	-	1,319	-

Total expenses	28,590	25,289	54,092	50,660

Income from continuing operations	12,686	14,316	28,353	28,172
Gain on sale of properties	-	717	-	717

Net income	$12,686	$15,033	$28,353	$28,889

Weighted average shares outstanding	71,817	68,537	71,814	68,516

Per share data:
Income from continuing operations	$0.18	$0.21	$0.39	$0.41

Net income	$0.18	$0.22	$0.39	$0.42

Balance Sheet:

	At June 30, 2006	At December 31, 2005

Assets
Real estate properties	$1,699,202	$1,686,169
Less accumulated depreciation	254,087	239,031

	1,445,115	1,447,138
Cash and cash equivalents	2,747	14,642
Restricted cash	2,147	2,529
Deferred financing fees, net	7,817	9,968
Other assets	32,731	25,371

Total assets	$1,490,557	$1,499,648

Liabilities and Shareholders’ Equity
Unsecured revolving bank credit facility	$141,000	$64,000
Senior unsecured notes, net of discount	341,595	394,018
Junior subordinated debentures(3)	-	28,241
Secured debt and capital leases	79,168	70,141

Total debt	561,763	556,400
Other liabilities	26,970	25,271

Total liabilities	588,733	581,671
Shareholders’ equity	901,824	917,977

Total liabilities and shareholders’ equity	$1,490,557	$1,499,648

(1)

Rental income for the quarter and six months ended June 30, 2006, includes $2.2 million and $4.4 million, respectively, of income from two hospitals operated by HealthSouth Corporation, or HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease based upon HealthSouth’s fraud by increasing the rent payable to us from January 2, 2002 until the termination of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a second lawsuit against us seeking to prevent our termination of the amended lease. On September 25, 2005, the court ruled that our termination was

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proper. On January 13, 2006, the court ordered HealthSouth to cooperate with us in licensing a new tenant and to pay us the net patient revenues, after a 5% management fee and payment of costs and expenses of operation since October 26, 2004. HealthSouth has appealed the court’s decisions; however, HealthSouth’s motions for a stay of the court’s decisions during the appeal have been denied by both the trial court and the appeals court. HealthSouth has filed various motions to modify these decisions which also have been denied. During the pendency of these disputes, HealthSouth continued to pay us at the disputed rent amount of $725,000 per month through January 2006. In 2006, HealthSouth paid us $8.5 million which includes amounts HealthSouth represented to be due from October 26, 2004 to June 30, 2006. The supporting data for the calculations of amounts due to us provided by HealthSouth appears to be incomplete and contradictory. We have attempted to obtain accurate data and clarifications from HealthSouth, but HealthSouth has been unwilling or unable to provide such data. Pending the resolution of HealthSouth’s appeal and the verification or correction of HealthSouth’s calculations of amounts due to us, we have recognized in income $2.2 million and $4.4 million for the quarter and six months ended June 30, 2006, respectively, which represents the minimum amount we are entitled to if HealthSouth prevails in its appeal and HealthSouth’s lease is reinstated. We have deferred recognition of the remaining $4.1 million of cash payments received from HealthSouth. Under Internal Revenue Code laws and regulations applicable to real estate investment trusts, or REITs, a portion of the payments received from HealthSouth may be subject to income tax at corporate rates. We have also deferred recognition of $3.2 million of estimated tax expense, pending the recognition in income of the deferred payments received. The financial and operating data included in HealthSouth’s Annual Report on Form 10-K for the year ended December 31, 2005, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth’s management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of December 31, 2005, and March 31, 2006. To date we have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any additional amounts which the courts may determine to be owed to us by HealthSouth.

(2)

Legal expenses incurred related to the HealthSouth litigation were approximately $320,000 and $500,000 for the quarters ended June 30, 2006, and 2005, respectively, and $710,000 and $900,000 for the six months ended June 30, 2006 and 2005, respectively, and are included in general and administrative expenses.

(3)

On June 15, 2006, we redeemed all of our $28.2 million of 10.125% junior subordinated debentures. The loss on early extinguishment of debt is the write off of unamortized deferred financing fees related to these debentures.

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Senior Housing Properties Trust

Funds From Operations

(in thousands, except per share data)

Calculation of Funds From Operations (FFO)(1):

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Income from continuing operations(2)	$12,686	$14,316	$28,353	$28,172
Add: Depreciation expense	10,922	10,759	21,653	21,505
Impairment of assets	1,420	-	1,420	-
Loss on early extinguishment of debt	1,319	-	1,319	-
Deferred percentage rent(3)	1,478	775	2,737	1,590

FFO	$27,825	$25,850	$55,482	$51,267

Weighted average shares outstanding	71,817	68,537	71,814	68,516

FFO per share	$0.39	$0.38	$0.77	$0.75

Distributions declared	$0.33	$0.32	$0.65	$0.64

(1)

We compute FFO as shown in the calculation above. Such calculation begins with income from continuing operations or, if such amount is the same as net income, with net income. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent as discussed in Note 3 below and exclude loss on early extinguishment of debt not settled in cash from FFO. We consider FFO to be an appropriate measure of performance for a REIT along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)

Income from continuing operations includes legal expenses incurred related to the HealthSouth litigation of approximately $320,000 and $500,000 for the quarters ended June 30, 2006, and 2005, respectively, and $710,000 and $900,000 for the six months ended June 30, 2006 and 2005, respectively.

(3)

We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE:

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THIS PRESS RELEASE REPORTS THAT A MASSACHUSETTS TRIAL COURT HAS HELD OUR TERMINATION OF HEALTHSOUTH’S LEASE OF TWO HOSPITALS WAS PROPER AND ORDERED HEALTHSOUTH TO PAY US THE NET PATIENT REVENUES, LESS A MANAGEMENT FEE AND OPERATION COSTS, SINCE OCTOBER 26, 2004. HOWEVER, HEALTHSOUTH HAS APPEALED THESE DECISIONS AND HEALTHSOUTH’S APPEAL MAY BE SUCCESSFUL.

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THIS PRESS RELEASE REPORTS THAT A MASSACHUSETTS TRIAL COURT HAS ORDERED HEALTHSOUTH TO COOPERATE WITH US TO LICENSE A NEW TENANT FOR OUR HOSPITALS. HEALTHSOUTH HAS APPEALED THIS DECISION AND THAT APPEAL HAS NOT BEEN DECIDED, ALTHOUGH A STAY PENDING APPEAL SOUGHT BY HEALTHSOUTH WAS DENIED AND HEALTHSOUTH’S MOTIONS IN THE TRIAL COURT SEEKING TO MODIFY AND OBTAIN OTHER RELIEF FROM THE COOPERATION ORDER HAVE BEEN DENIED. FUTURE ACTIONS BY HEALTHSOUTH, FUTURE DECISIONS BY COURTS WITH JURISDICTION OVER THESE MATTERS OR DECISIONS BY HEALTH REGULATORY AUTHORITIES MAY DELAY OR PREVENT OUR ENTERING A LEASE WITH A NEW TENANT FOR OUR HOSPITALS DESPITE THE EXISTING COURT ORDERS.

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THIS PRESS RELEASE STATES THAT THE COURT HAS ORDERED HEALTHSOUTH TO CONTINUE OPERATIONS OF OUR HOSPITALS DURING THE PERIOD OF TRANSITION TO A NEW TENANT. HEALTHSOUTH MAY BE UNWILLING OR UNABLE TO CONTINUE ITS OPERATIONS. IN SUCH CIRCUMSTANCES, WE MAY SEEK DAMAGES FROM HEALTHSOUTH AND TO CONTINUE THE HOSPITALS' OPERATIONS WITH APPROPRIATE REGULATORY APPROVALS, BUT WE MAY BE UNABLE TO COLLECT DAMAGES FROM HEALTHSOUTH OR TO CONTINUE THE HOSPITALS' OPERATIONS.

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THIS PRESS RELEASE REFERS TO A SECOND LITIGATION IN WHICH WE ARE SEEKING TO COLLECT INCREASED RENT FROM HEALTHSOUTH SINCE JANUARY 2002. THE FACT THAT WE HAVE RECEIVED FAVORABLE RULINGS IN A SEPARATE LITIGATION MAY IMPLY THAT WE WILL ALSO SUCCEED IN THIS INCREASED RENT LITIGATION. HOWEVER, THE ISSUES IN THESE TWO LITIGATIONS ARE SOMEWHAT DIFFERENT AND ARE PENDING IN DIFFERENT COURTS. WE BELIEVE ALL OF OUR CLAIMS ARE VALID. HOWEVER, NOT ALL OF OUR CLAIMS HAVE BEEN FINALLY DETERMINED AND THE FACT THAT WE HAVE RECEIVED FAVORABLE RULINGS IN ONE CASE DOES NOT MEAN WE WILL SUCCEED IN THE OTHER CASE.

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THE IMPLICATION OF THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE REGARDING OUR LITIGATIONS WITH HEALTHSOUTH MAY BE THAT WE WILL EVENTUALLY RECOGNIZE MORE INCOME FROM OUR OWNERSHIP OF THE TWO HOSPITALS THAN $725,000 PER MONTH. HOWEVER, THIS IMPLICATION MAY NOT BE REALIZED FOR MANY DIFFERENT REASONS: OUR REVIEW OF HEALTHSOUTH'S CALCULATIONS OF AMOUNTS DUE TO US MAY RESULT IN ADJUSTMENTS THAT DECREASE OR INCREASE THE FINAL AMOUNTS DUE TO US. HEALTHSOUTH MAY BECOME UNABLE TO PAY THE INCREASED AMOUNTS, IF ANY, DUE TO US. WE MAY BE UNABLE TO IDENTIFY A NEW TENANT FOR THESE HOSPITALS WHO OBTAINS APPROPRIATE LICENSES AND WHO IS WILLING OR ABLE TO PAY INCREASED RENTS. HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL AND ITS LEASE MAY BE REINSTATED. THE FINANCIAL RESULTS OF THE HOSPITALS' OPERATIONS MAY DECLINE AND THIS DECLINE MAY BE MATERIAL. ALSO, HEALTHSOUTH MAY CEASE PAYING AMOUNTS DUE TO US UNTIL A NEW TENANT IS INSTALLED AT THE HOSPITALS.

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LITIGATION IS EXPENSIVE. SINCE THE CURRENT LITIGATIONS BETWEEN US AND HEALTHSOUTH BEGAN IN APRIL 2003, WE HAVE SPENT APPROXIMATELY $3.0 MILLION IN LITIGATION COSTS. WE EXPECT THAT THESE EXPENSES WILL CONTINUE AND MAY INCREASE SO LONG AS THE LITIGATIONS CONTINUE. MOREOVER, WE ARE UNABLE TO PROVIDE ANY PROJECTIONS AS TO WHEN THESE LITIGATIONS MAY END OR THE AMOUNTS OF FUTURE LITIGATION COSTS. WE HAVE REQUESTED THAT THE COURT ORDER HEALTHSOUTH TO PAY SOME OF OUR LITIGATION COSTS. HEALTHSOUTH HAS OPPOSED THIS REQUEST AND WE DO NOT KNOW HOW THE COURTS WILL RULE OR WHETHER HEALTHSOUTH WILL BE WILLING OR ABLE TO HONOR ANY AWARD WHICH MAY BE MADE.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE MAY NOT UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

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